UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2012

REYNOLDS AMERICAN INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 24, 2012, Reynolds American Inc. (“RAI”) entered into an Underwriting Agreement related to the underwritten public offering of $2.55 billion aggregate principal amount of its senior notes, consisting of: (i) $450,000,000 aggregate principal amount of its 1.050% Senior Notes due 2015 (the “2015 Notes”); (ii) $1,100,000,000 aggregate principal amount of its 3.250% Senior Notes due 2022 (the “2022 Notes”); and (iii) $1,000,000,000 aggregate principal amount of its 4.750% Senior Notes due 2042 (the “2042 Notes,” and together with the 2015 Notes and the 2022 Notes, the “Notes”). The Notes were registered pursuant to RAI’s shelf registration statement (File No. 333-167129) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on May 27, 2010 (the “Registration Statement”). The sale of the Notes is expected to close on October 31, 2012, subject to customary closing conditions.

RAI intends to use the net proceeds from the offering of the Notes to redeem or repurchase the $625 million aggregate principal amount of RAI’s 7.25% notes due 2013, to repay or prepay in full the $550 million amount currently outstanding under RAI’s term loan facility, plus accrued interest, to repurchase shares of RAI’s common stock, and for other general corporate purposes.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with RAI or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and their affiliates are lenders or agents under RAI’s revolving credit facility and its term loan. In addition, an affiliate of one of the underwriters is the trustee for the Notes.

The Underwriting Agreement, dated October 24, 2012, by and among RAI, as issuer, RAI’s subsidiaries that are guaranteeing the Notes and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, for themselves and as representatives of the several underwriters named therein, is filed as Exhibit 1.1 to this Form 8-K and is incorporated by reference into the Registration Statement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 24, 2012, by and among Reynolds American Inc., as issuer, Reynolds American Inc.’s subsidiaries that are guaranteeing the Notes and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, for themselves and as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 24, 2012

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

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